EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

ANNTAYLOR STORES CORPORATION:

    We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-52389 on Form S-8, and No. 33-55629 on Form S-8 of our report dated March 11, 1996, (April 8, 1996 as to Note 15) appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended
February 3, 1996.


DELOITTE & TOUCHE LLP


NEW YORK, NEW YORK
APRIL 8, 1996